Exhibit 99.1

Press Contact

Mark Plungy

Director, Public Relations

+1 (650) 424-5630
mark.plungy@varian.com

Investor Relations Contact

J. Michael Bruff

Vice President, Investor Relations

+1 (650) 424-5163
mike.bruff@varian.com

FOR IMMEDIATE RELEASE

Varian Signs Agreement to Acquire Sirtex

Acquisition to expand Varian’s cancer care portfolio

PALO ALTO, Calif. — January 29, 2018 — Varian Medical Systems (NYSE: VAR) today announced it has signed an agreement to acquire all the outstanding shares of Sirtex Medical Limited (ASX: SRX) (“Sirtex”), an Australia-based global life sciences company focused on interventional oncology therapies, that is listed on the Australian Securities Exchange, for A$28 per share in cash. On a fully diluted basis, this represents a total equity purchase price for the acquisition of approximately A$1,585M (approximately US$1,283M as of the date of this release). The acquisition has been unanimously approved by the Board of Directors of each company and the Sirtex Board of Directors has agreed to unanimously recommend that Sirtex shareholders approve the transaction, provided that an independent expert, to be retained by Sirtex, considers the transaction to be in the best interests of Sirtex shareholders and in the absence of a superior offer.

This acquisition of a global leader in radioembolization extends Varian’s leadership in radiation medicine, expands Varian’s addressable market into interventional oncology, and is consistent with Varian’s long-term growth and value creation strategy. Varian expects to leverage its capabilities in treatment planning and delivery, image guidance and processing, oncology practice management software, and radiation safety in combination with Sirtex’s interventional oncology platform to provide customers of both companies with a wider range of cancer care solutions.

“This acquisition is the latest step in Varian’s long-term strategy to become a global leader in multi-disciplinary integrated cancer care solutions,” said Dow Wilson, CEO of Varian. “The combination of the two companies will expand the reach of the Sirtex platform by making it more broadly available to the clinical community. Our companies share a common vision of a world without fear of cancer, and we look forward to completing this acquisition and positively impacting more patients’ lives around the world.”

Sirtex’s lead product is a targeted internal radiation therapy for certain liver cancers. Approximately 80,000 doses of SIR-Spheres® Y-90 resin microspheres have been supplied to treat patients with liver cancer at over 1,090 medical centers in over 40 countries. It has PMA approval from the U.S. Food & Drug Administration (FDA), the European Union (CE Mark) and Australia's Therapeutic Goods Administration (TGA). Sirtex has manufacturing capabilities in the United States, Singapore and Germany.

Sirtex generated annual revenues of A$234mm in the fiscal year ended June 30, 2017. Sirtex has approximately 300 employees worldwide and maintains sales and distribution operations primarily in the United States, Europe and Asia.

Transaction and Financial details

Varian plans to finance the acquisition using cash on hand as well as proceeds from borrowings. The transaction, which is expected to close in late May 2018, is subject to the approval of the Sirtex shareholders, the Federal Court of Australia and other customary closing conditions, including applicable regulatory approvals. Varian expects this acquisition to be accretive to earnings per share in the first full fiscal year after the closing of the transaction.

J.P. Morgan Securities LLC is acting as financial advisor and Norton Rose Fulbright is acting as legal counsel to Varian.

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Webcast

Varian will webcast a conference call to discuss the details of this acquisition. The webcast will start at 9:00am ET on Tuesday, January 30, 2018. The live webcast will be available on the Varian Investor Relations website at www.varian.com/investors.

About Varian

Varian is a leader in developing and delivering cancer care solutions, and is focused on creating a world without fear of cancer. Headquartered in Palo Alto, California, Varian employs approximately 6,500 people around the world. For more information, visit http://www.varian.com and follow @VarianMedSys on Twitter.

Forward-Looking Statements

Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning Varian’s planned acquisition of Sirtex; expected synergies; accretive expectations for fiscal year 2019; estimated closing date; Varian’s financing plans; growth strategies; industry or market outlook, including growth drivers; the company’s future orders, revenues, or earnings growth or other financial results; and any statements using the terms “could,” “believe,” “expect,” “promising,” “outlook,” “should,” “will” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include timing of regulatory approvals; the availability of terms of debt financing; the ability to integrate the Sirtex business; global economic conditions and changes to trends for cancer treatment regionally; currency exchange rates and tax rates; the impact of the Tax Cuts and Jobs Act; the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; demand for and delays in delivery of the company’s products; the company’s ability to develop, commercialize and deploy new products; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; changes in regulatory environments; the company’s assessment of the goodwill associated with its particle therapy business, risks associated with the company providing financing for the construction and start-up operations of particle therapy centers, challenges associated with commercializing the company’s particle therapy business; challenges to public tender awards and the loss of such awards or other orders; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; the company’s assessment of the goodwill associated with its particle therapy business; the potential loss of key distributors or key personnel; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

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